UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2017 (August 8, 2017)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 269-8175
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On August 8, 2017, Healthcare Realty Trust Incorporated (the "Company") entered into 15 separate purchase agreements and a master transaction agreement (the "Master Transaction Agreement" and together with the separate purchase agreements, the “Purchase Agreements”) with Meadows & Ohly, LLC and certain of its affiliated companies (“Meadows & Ohly”) to acquire 15 medical office buildings in the Atlanta, Georgia market (the “Atlanta Portfolio”) for an aggregate purchase price of $612.5 million (plus closing costs, due diligence costs, legal fees, and other transaction costs) (the “Atlanta Transaction”). Each of the 15 properties in the Atlanta Portfolio is held by a separate limited partnership in which an affiliate of Meadows & Ohly serves as the general partner. The Atlanta Portfolio totals 1.3 million square feet, is 96% leased, and is expected to generate a cash yield of 4.9% in 2018. Fourteen of the medical office buildings are located on land leased from the associated health systems pursuant to long-term ground leases.
Fourteen of the properties in the Atlanta Portfolio are subject to rights of first offer in favor of the ground lessor, which if exercised, could remove certain of the properties from the Atlanta Transaction. Under the Purchase Agreements, if properties having a value of $300 million or more are removed from the Atlanta Transaction as a result of the exercise of rights of first offer, or if Meadows and Ohly fails to obtain partnership approval for the sale of properties having an aggregate purchase price of $300 million or more, the Company may terminate the Master Transaction Agreement and all, but not less than all, of the remaining Purchase Agreements. In addition, the Purchase Agreements provide that if 50% or more of the properties on a single hospital campus are excluded from the Atlanta Transaction because of the exercise of rights of first offer, the remaining value of all properties on the campus are included in the calculation of the $300 million thresholds referenced above.
Pursuant to the Purchase Agreements, the Company deposited earnest money in the amount of $6.1 million into escrow at the time of execution of the Purchase Agreements. The Company is obligated to deposit an additional $3.1 million in earnest money following the expiration of the inspection period under the Purchase Agreements. The inspection period for the purposes of each purchase agreement shall mean the period ending at 5:00 p.m. Eastern Standard Time on the later of (i) September 5, 2017, or (ii) the date which is 15 days following the date on which the last of the third party reports is received by the Company, but in no event shall the inspection period extend past September 18, 2017.
The Purchase Agreements are cross-defaulted, meaning that a default by either party under one agreement is a default under all the agreements.
The Purchase Agreements provide that the Company will assume mortgages secured by seven of the properties with remaining balances equal to approximately $90.8 million in the aggregate and will incur prepayment costs of approximately $1.7 million in connection with the prepayment of two mortgages maturing in 2018. The Company will pay customary loan assumption fees to the lenders under the assumed mortgages. The loan assumptions are subject to approval by the lenders and the Company and the lenders reaching agreement on certain loan modifications.
One of the buildings in the Atlanta Transaction is under construction and is expected to be completed in September 2017. The Purchase Agreements provide that the Company will provide interim mortgage financing of $67.0 million for this building and the Company expects to purchase the building approximately 12 months from substantial completion. An additional $3.3 million will be paid by the Company at the time of purchase. The interest rate on the mortgage note will be 4.8%.
The Purchase Agreements provide for an outside closing date of December 29, 2017. The Company expects that the properties in the Atlanta Portfolio will be acquired in multiple closings during the third and fourth quarter of 2017.
Closing under the Purchase Agreements is subject to various conditions, including, without limitation, approval by a majority of the limited partners in each selling limited partnership, the waiver of rights of first offer in favor of the respective health system for 14 of the properties, the accuracy of the representations and warranties, the receipt of ground lessor and tenant estoppel certificates, and the satisfaction of pre-closing covenant obligations of the parties. There can be no assurance that the closing conditions will be satisfied or waived, or that defaults or other events will not delay or prevent the closings. Further, there can be no assurance that the Atlanta Transaction will close on the contemplated terms, with the proposed number of properties, or at all. The Atlanta Transaction is not conditioned on the Company's ability to obtain financing.
At closing, the Company will enter into property management and leasing agreements with Meadows & Ohly for 10-year terms for each of the properties in the Atlanta Portfolio. These agreements provide that Meadows & Ohly will manage, lease and provide tenant improvement services for each of the buildings. In addition, the management agreements provide that Meadows & Ohly will not lease or manage competitive properties within a 1-mile radius of any property purchased by the Company pursuant to the Atlanta Transaction, except for properties that are 100% leased by a hospital and properties for which the Company received a right of first offer under the terms of the management agreement. Closing under the Purchase Agreements is also conditioned on the Company entering into property management agreements with Meadows & Ohly for three year terms for certain other properties already owned by the Company totaling 1.0 million square feet. These properties are currently being managed in-house by the Company. Under these property management agreements, Meadows & Ohly will manage the properties and tenant improvement services, but will not lease the properties. As a condition to closing under the Purchase Agreement, the Company must obtain the consent of the ground landlord necessary to permit Meadows & Ohly to manage certain of these properties. The Company believes that the terms of these management agreements are consistent with market terms and conditions for third-party management agreements of these types. There can be no assurances that the consent of the ground landlord can be obtained.

A copy of the Master Transaction Agreement and the Purchase Agreement for one of the properties are filed as Exhibits 2.1 and 2.2 hereto, and are incorporated by reference herein. The Company is filing only one of the 15 individual Purchase Agreements in reliance on the instructions to Item 601 of Regulation S-K. The 15 Purchase Agreements are substantially identical in all material respects. A schedule of the omitted contracts is set forth in the Exhibit Index below.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K, the exhibits hereto, and other materials the Company has filed or may file with the SEC, as well as information included in oral statements or other written statements made, or to be made, by senior management of the Company, contain, or will contain, disclosures which are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could” and other comparable terms. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could significantly affect the Company’s current plans and expectations and future financial condition and results. Such risks and uncertainties include, among other things, the following:

•	the Atlanta Transaction is subject to closing conditions outside the control of the Company and may not close or may not close on the terms described herein;

•	the expected benefits of the Atlanta Transaction may not be realized, which could have a negative impact on the market price of the Company's common stock;

•	the Company's expected results may not be achieved;

•	the Company’s revenues depend on the ability of its tenants under its leases to generate sufficient income from their operations to make rent, loan and lease guaranty payments to the Company;

•
the Company may decide or may be required under purchase options to sell certain properties. The Company may not be able to reinvest the proceeds from sale at rates of return equal to the return received on the properties sold.

•	Uncertain market conditions could result in the Company selling properties at unfavorable rates or at losses in the future;

•	owning real estate and indirect interests in real estate is subject to inherent risks;

•	the Company may incur impairment charges on its real estate properties or other assets;

•
if the Company is unable to promptly re-let its properties, if the rates upon such re-letting are significantly lower than the previous rates or if the Company is required to undertake significant expenditures to attract new tenants, then the Company’s business, financial condition and results of operations would be adversely affected;

•	certain of the Company’s properties are special purpose healthcare facilities and may not be easily adaptable to other uses;

•	the Company has, and may have more in the future, exposure to fixed rent escalators, which could lag behind inflation;

•	the Company’s real estate investments are illiquid and the Company may not be able to sell properties strategically targeted for disposition;

•	the Company is subject to risks associated with the development and redevelopment of properties;

•	the Company may make material acquisitions and undertake developments that may involve the expenditure of significant funds and may not perform in accordance with management’s expectations;

•	the Company is exposed to risks associated with geographic concentration;

•
many of the Company’s leases are dependent on the viability of associated health systems and revenue concentrations relating to these leases expose the Company to risks related to the financial condition of the associated health systems;

•	many of the Company’s properties are held under ground leases that contain provisions that may limit the Company’s ability to lease, sell, or finance these properties;

•	the Company may experience uninsured or underinsured losses related to casualty or liability;

•	the Company is subject to cyber security risks;

•	the Company has incurred significant debt obligations and may incur additional debt and increase leverage in the future;

•
covenants in the Company’s debt instruments limit its operational flexibility, and a breach of these covenants could materially affect the Company’s consolidated financial condition and results of operations;

•	a change to the Company’s current dividend payment may have an adverse effect on the market price of the Company’s common stock;

•	if lenders under the Company’s unsecured credit facility fail to meet their funding commitments, the Company’s operations and consolidated financial position would be negatively impacted;

•
the unavailability of equity and debt capital, volatility in the credit markets, increases in interest rates, or changes in the Company’s debt ratings could have an adverse effect on the Company’s ability to meet its debt payments, make dividend payments to stockholders or engage in acquisition and development activity;

•	the Company is exposed to increases in interest rates, which could adversely impact its ability to refinance existing debt, sell assets or engage in acquisition and development activity;

•	the Company may enter into swap agreements from time to time that may not effectively reduce its exposure to changes in interest rates;

•
if a healthcare tenant loses its licensure or certification, becomes unable to provide healthcare services, cannot meet its financial obligations to the Company or otherwise vacates a facility, the Company would have to obtain another tenant for the affected facility;

•	adverse trends in the healthcare service industry may negatively affect the Company’s lease revenues and the values of its investments;

•
if the Company fails to remain qualified as a real estate investment trust (“REIT”), the Company will be subject to significant adverse consequences, including adversely affecting the value of its common stock;

•	the Company's Articles of Incorporation contain limits and restrictions on transferability of the Company's common stock which may have adverse effects on the value of the Company's common stock;

•	dividends payable by REITs do not qualify for the reduced tax rates available for some dividends;

•	complying with the REIT requirements may cause the Company to forego otherwise attractive opportunities;

•	qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code of 1986, as amended; and

•	new legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for the Company to qualify as a REIT.

Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are detailed from time to time in reports filed by the Company with the SEC, including Forms 8-K, 10-Q and 10-K (including those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016).
The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus supplement and the accompanying prospectus or the Company’s filings and reports.

Item 7.01 Regulation FD Disclosure
On August 8, 2017, the Company issued a press release announcing the Atlanta Transaction. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.     Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
The following historical financial information about the Atlanta Portfolio is filed with this report:

(1)	Independent Auditor's Report.

(2)	Combined Historical Statements of Revenues and Certain Direct Operating Expenses for the Year Ended December 31, 2016 and the Six Months Ended June 30, 2017 (unaudited).

(3)	Notes to Combined Historical Statements of Revenues and Certain Direct Operating Expenses.
The acquisition of the Atlanta Portfolio is subject to the closing conditions discussed in Item 1.01 in this Current Report on Form 8-K. The Atlanta Portfolio will be acquired from unrelated third parties and is considered probable of closing. The Company is not aware, after reasonable inquiry, of any material factors relating to the operations of the Atlanta Portfolio, other than as disclosed herein, that would cause the reported historical financial information not to be necessarily indicative of future operating results. Material factors considered by the Company relating to the operations of the properties in assessing the acquisition of the Atlanta Portfolio are described elsewhere in this Current Report on Form 8-K

(b)	Pro Forma Financial Information
The following pro forma financial information is filed with this report:

(1)	Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company.

(2)	Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 2017.

(3)	Unaudited Pro Forma Condensed Consolidated Statement of Income for the Company for the year ended December 31, 2016.

(4)	Unaudited Pro Forma Condensed Consolidated Statement of Income for the Company for the six months ended June 30, 2017.

(5)	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company.

(d) Exhibits
The following exhibits are filed with this report:
2.1    Master Transaction Agreement, dated as of August 8, 2017, by and among Meadows & Ohly, LLC and its affiliated entities listed in the Agreement as sellers and Healthcare Realty Trust Incorporated, as purchaser.
2.2    That certain Purchase and Sale Agreement dated as of August 8, 2017 by and between Kennestone Outpatient Pavilion, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
23.1     Consent of Independent Registered Public Accounting Firm.
99.1    Press release announcing the Atlanta Transaction, issued August 8, 2017.

Schedule of Omitted Exhibits
The following exhibits are omitted from this filing in accordance with Item 601 of Regulation S-K. The agreements in this schedule are substantially identical to Exhibit 2.2 in all material respects.
1.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Kennestone Cancer Center, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
2.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Kennestone Physicians Center I, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
3.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Kennestone Physicians Center II, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.

4.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Douglas Physicians Center, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
5.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Douglas Physicians Center II, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
6.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Paulding Physicians Center, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
7.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Paulding Outpatient Pavilion, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
8.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Vinings Health Park, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
9.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Piedmont Physicians Plaza, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
10.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Piedmont Medical Plaza, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
11.    Purchase and Sale Agreement dated as of August 8, 2017 by and between 340 Exchange Boulevard, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
12.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Gwinnett 500 Building, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
13.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Gwinnett Physicians Center, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
14.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Hudgens Professional Building, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.

Independent Auditor’s Report

Board of Directors and Stockholders
Healthcare Realty Trust Incorporated
Nashville, TN

We have audited the accompanying Combined Historical Statement of Revenues and Certain Direct Operating Expenses of the 14 medical office buildings (the “Atlanta Portfolio”) to be acquired pursuant to a Master Transaction Agreement and separate purchase and sale agreements, between Healthcare Realty Trust Incorporated, Meadows & Ohly, LLC and certain of its affiliates and the related notes (the “Combined Statement”) for the year ended December 31, 2016.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the Combined Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Combined Statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Combined Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Combined Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Combined Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Combined Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Combined Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Combined Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, of the Atlanta Portfolio for the year ended December 31, 2016, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Combined Statement was prepared for the purpose of complying with Rule 3-14 of the U.S. Securities and Exchange Commission Regulation S-X, as described in Note 2, and is not intended to be a complete presentation of the Atlanta Portfolio's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
August 8, 2017

Atlanta Portfolio
Combined Historical Statements of Revenues and Certain Direct Operating Expenses
(Dollars in thousands)

	For the Six Months Ended June 30, 2017 (unaudited)	For the Year Ended December 31, 2016
Revenues:
Rental income	$17,739	$34,644
	17,739	34,644
Certain Direct Operating Expenses:
Property operating expenses	5,190	10,202

Revenue in Excess of Certain Direct Operating Expenses	$12,549	$24,442

See accompanying notes to the Combined Historical Statements of Revenues and Certain Direct Operating Expenses.

Meadows & Ohly Properties
Notes to the Combined Historical Statements of Revenues and Certain Direct Operating Expenses
(dollars in thousands)

Note 1 - Operating Properties
The properties of Meadows & Ohly, LLC and certain of its affiliated companies (“Meadows & Ohly”) listed below (the "Atlanta Portfolio") are part of a pending acquisition by a subsidiary of Healthcare Realty Trust Incorporated (the “Company”) that is considered probable as of the issuance date of these Combined Historical Statements of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2017 and year ended December 31, 2016 (“Combined Statement”). Pursuant to the purchase agreements that were executed on August 8, 2017, the Company will acquire 14 medical office properties that were in service at December 31, 2016 and provide interim financing for a property that was under construction at December 31, 2016.
The following table details the properties included in the Combined Statement for the year ended December 31, 2016 as well as the development property that is excluded from the Combined Statement:

Property Name	City	State	Square Feet (unaudited)	Year Placed in Service/Acquired (unaudited)
Kennestone Cancer Center	Marietta	GA	59,427	2005
Kennestone Physicians Center I	Marietta	GA	118,180	1999
Kennestone Physicians Center II	Marietta	GA	66,984	2005
Kennestone Outpatient Pavilion	Marietta	GA	130,920	2011
Douglas Physicians Center I	Douglasville	GA	40,324	2006
Douglas Physicians Center II	Douglasville	GA	40,171	2010
Paulding Physicians Center	Hiram	GA	74,024	2007
Paulding Outpatient Pavilion	Hiram	GA	76,944	2014
Vinings Health Park	Smyrna	GA	165,429	Under construction
Piedmont Physicians Plaza	Atlanta	GA	134,363	2006
Piedmont Medical Plaza	Newnan	GA	122,593	2012
340 Exchange Boulevard	Bethlehem	GA	19,732	2008
Gwinnett 500 Building	Lawrenceville	GA	74,636	1995
Gwinnett Physicians Center	Lawrenceville	GA	125,522	2010
Hudgens Professional Building	Duluth	GA	69,235	1994

Note 2 - Basis of Presentation
The accompanying Combined Statement has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. The revenues and certain direct operating expenses are combined due to the common management of each of the properties in the Atlanta Portfolio by Meadows & Ohly. The Combined Statement is not representative of the actual results of operations of the Atlanta Portfolio for the year ended December 31, 2016, due to the exclusion of the following expenses, which may not be comparable to the proposed future operations of the Atlanta Portfolio:

•	Depreciation and amortization.

•	Amortization of above and below markets, concessions and deferred revenue.

•	Other costs not directly related to the proposed future operations of the Atlanta Portfolio.

The Company has made a number of estimates and assumptions relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the Combined Statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Meadows & Ohly Properties
Notes to the Combined Historical Statements of Revenues and Certain Direct Operating Expenses
(dollars in thousands)

Note 3 - Revenues
The Atlanta Portfolio properties contain medical office space occupied under various lease agreements with tenants. All leases are accounted for as operating leases. Rental income is recognized as earned over the life of the lease agreements on a straight-line basis. Some of the leases include provisions under which the Atlanta Portfolio are reimbursed for common area maintenance and other operating costs, real estate taxes, and insurance. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Included in rental income is $4.3 million of operating expense reimbursements for the year ended December 31, 2016 and $2.4 million for the six months ended June 30, 2017 (unaudited). Certain leases contain renewal options at various periods at various rental rates.
Future minimum lease payments due under the non-cancelable operating leases at December 31, 2016 are shown in the table below (in thousands). The table excludes future minimum lease payments related to the one building that was under construction at December 31, 2016:

2017	$29,324
2018	28,340
2019	27,683
2020	25,283
2021	21,567
Thereafter	86,352
$218,549
Revenue Concentrations
Rental income from WellStar Health System and Piedmont Healthcare represented 33.2% and 14.0%, respectively, of the total combined revenues for the year ended December 31, 2016.

Note 4 - Certain Direct Operating Expenses
Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Atlanta Portfolio. Certain direct operating expenses include real estate taxes, insurance, utilities, janitorial, repairs and maintenance, landscaping, management fees, ground lease rent and other expenses which are charged to operations as incurred. For the year ended December 31, 2016, real estate tax expense was $2.7 million and $1.3 million (unaudited) for the six months ended June 30, 2017. Utility expense for the year ended December 31, 2016 was $2.4 million and $1.2 million (unaudited) for the six months ended June 30, 2017.
Note 5 - Operating Leases
As of December 31, 2016, the Atlanta Portfolio had long-term obligations under operating agreements consisting of ground leases related to 13 of the Atlanta Portfolio with expiration dates through 2100. Rental expense, including straight-line rent, for the year ended December 31, 2016 was $1.1 million and $0.5 million for the six months ended June 30, 2017 (unaudited). Future minimum lease payments for operating ground leases as of December 31, 2016 are as follows (in thousands):

2017	$636
2018	648
2019	661
2020	674
2021	687
Thereafter	67,167
$70,473

Meadows & Ohly Properties
Notes to the Combined Historical Statements of Revenues and Certain Direct Operating Expenses
(dollars in thousands)

Note 6 - Related Party Transactions
The combined historical statement of revenues and certain direct operating expenses for the six months ended June 30, 2017 and the year ended December 31, 2016 include payments of approximately $0.5 million and $1.0 million to Meadows & Ohly for property management services for the six months ended June 30, 2017 and the year ended December 31, 2016, respectively.
Note 7 - Unaudited Interim Statement
The combined historical statement of revenues and certain direct operating expenses for the six months ended June 30, 2017 is unaudited. All adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation (in accordance with Basis of Presentation described in Note 2) have been made to the accompanying unaudited amounts for the six months ended June 30, 2017. The revenues and certain direct operating expenses for the unaudited interim period presented are not necessarily indicative of the full year results of operations.
Note 8 - Subsequent Events
The Company evaluated subsequent events through August 8, 2017, the date the Combined Statements were available to be issued.

(b)	Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Consolidated Financial Statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2017, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and the financial statements included in Item 9.01(a) of this Current Report on Form 8-K.

The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2017, reflects the financial position of the Company as if the transactions described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements had been completed on June 30, 2017.

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Income for the six months ended June 30, 2017 and the twelve months ended December 31, 2016, present the results of operations of the Company as if the transactions described in the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements had been completed on January 1, 2016.

These accompanying Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the SEC and are presented for illustrative purposes only. They are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements include pro forma allocations of the purchase price of the properties discussed in the accompanying notes based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change. See "Cautionary Note Regarding Forward Looking Statements" in this Current Report on Form 8-K and the description of other risks, uncertainties and factors that could cause actual results to differ materially from those projected that are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and as may be updated from time to time in other reports filed by the Company with the SEC, including Forms 8-K and 10-Q.

Healthcare Realty Trust Incorporated
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2017
(dollars in thousands)

	Company Historical	Financing	Acquisition	Pro Forma
	(1)	(3)	(3)
ASSETS
Real estate properties:
Land	$193,072		$593	$193,665
Buildings, improvements and lease intangibles	3,388,734		540,251	3,928,985
Personal property	10,155			10,155
Construction in progress	—			—
Land held for development	20,123			20,123
	3,612,084	—	540,844	4,152,928
Less accumulated depreciation and amortization	(864,573)			(864,573)
Total real estate properties, net	2,747,511	—	540,844	3,288,355
Cash and cash equivalents	2,033	522,428	(522,428)	2,033
Restricted cash	9,151			9,151
Mortgage notes receivable	—		67,000	67,000
Assets held for sale and discontinued operations, net	8,767			8,767
Other assets, net	191,036		3,494	194,530
Total assets	$2,958,498	$522,428	$88,910	$3,569,836
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Notes and bonds payable	$1,203,146	$298,942	$89,960	$1,592,048
Accounts payable and accrued liabilities	62,121			62,121
Liabilities of properties held for sale and discontinued operations	398			398
Other liabilities	46,556		634	47,190
Total liabilities	1,312,221	298,942	90,594	1,701,757
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value per share; 50,000 shares authorized; none issued and outstanding	—			—
Common stock, $.01 par value per share; 300,000 and 150,000 shares authorized; 116,545 and 116,417 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	1,165	73		1,238
Additional paid-in capital	2,923,519	223,413		3,146,932
Accumulated other comprehensive loss	(1,316)			(1,316)
Cumulative net income attributable to common stockholders	1,052,326		(1,684)	1,050,642
Cumulative dividends	(2,329,417)			(2,329,417)
Total stockholders' equity	1,646,277	223,486	(1,684)	1,868,079
Total liabilities and stockholders' equity	$2,958,498	$522,428	$88,910	$3,569,836

Healthcare Realty Trust Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2016
(dollars in thousands, except per share data)

			Pro Forma Adjustments
	Company Historical	Acquisition Properties Historical	Acquisitions	Financing	Company Pro Forma
	(1)	(2)(3)	(3)(4)	(3)(4)
REVENUES
Rental income	$407,481	$34,644	$1,487		$443,612
Mortgage interest	—		3,199		3,199
Other operating	4,149				4,149
	411,630	34,644	4,686	—	450,960
EXPENSES
Property operating	146,458	10,202	854		157,514
General and administrative	31,309				31,309
Acquisition and pursuit costs	4,496				4,496
Depreciation and amortization	127,690		25,101		152,791
Bad debts, net of recoveries	(21)				(21)
	309,932	10,202	25,955	—	346,089

OTHER INCOME (EXPENSE)
Gain on sales of real estate assets	41,038				41,038
Interest expense	(57,351)		(3,813)	(8,273)	(69,437)
Pension termination	(4)				(4)
Interest and other income, net	375		261		636
	(15,942)	—	(3,552)	(8,273)	(27,767)
INCOME FROM CONTINUING OPERATIONS	$85,756	24,442	(24,821)	(8,273)	$77,104
INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE - BASIC	$0.79				$0.67
INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE - DILUTED	$0.78				$0.66
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—BASIC	108,572,102			7,250,000	115,822,102
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—DILUTED	109,386,997			7,250,000	116,636,997

Healthcare Realty Trust Incorporated
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Six Months Ended June 30, 2017
(dollars in thousands, except per share data)

			Pro Forma Adjustments
	Company Historical	Acquisition Properties Historical	Acquisitions	Financing	Company Pro Forma
	(1)	(2)(3)	(3)(4)	(3)(4)
REVENUES
Rental income	$209,027	$17,739	$744		$227,510
Mortgage interest	—		1,600		1,600
Other operating	857				857
	209,884	17,739	2,344	—	229,967
EXPENSES
Property operating	76,018	5,190	436		81,644
General and administrative	16,678				16,678
Acquisition and pursuit costs	1,424				1,424
Depreciation and amortization	69,274		12,550		81,824
Bad debts, net of recoveries	171				171
	163,565	5,190	12,986	—	181,741

OTHER INCOME (EXPENSE)
Gain on sales of real estate assets	39,527				39,527
Interest expense	(28,587)		(1,920)	(4,350)	(34,857)
Impairment of real estate assets	(328)				(328)
Interest and other income, net	190		131		321
	10,802	—	(1,789)	(4,350)	4,663
INCOME FROM CONTINUING OPERATIONS	$57,121	12,549	(12,431)	(4,350)	$52,889
INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE - BASIC	$0.50				$0.43
INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE - DILUTED	$0.49				$0.43
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—BASIC	114,698,219			7,250,000	121,948,219
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING—DILUTED	115,596,829			7,250,000	122,846,829

1)
Represents the historical consolidated financial statements of the Company, except that the Unaudited Pro Forma Condensed Consolidated Statements of Income include only the results of operations from continuing operations of the Company for each period presented. In accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission, revenues and expenses related to property operations classified as discontinued operations have been excluded.

2)	Represents the historical Combined Revenues and Certain Direct Operating Expenses of the Atlanta Portfolio, including 14 medical office buildings, for each period presented.

3)
The Unaudited Pro Forma Condensed Consolidated Balance Sheet adjustments represent the impact of the Company’s pending acquisitions of real estate properties and related debt from Meadows & Ohly, and assume the transactions had been completed on June 30, 2017. Also, in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, “Business Combinations,” (“ASC 805”) for asset acquisitions, the Company preliminarily estimated and allocated the value of its investment in the real estate properties to land, building and lease intangibles on the relative fair value basis. Further, the Company estimated the fair value of the debt assumed and adjusted the carrying value of the debt to its fair value, resulting in a weighted average effective interest rate on the debt of approximately 4.0%. Because the acquisition has not been completed, the adjustments described above are estimates and are subject to risks and uncertainities that could cause actual results to differ materially from the assumptions used in this unaudited pro forma condensed consolidated financial information.

	Estimated Relative Fair Value	Weighted Average Useful Life (years)
Land	$593	—
Building	487,210	30.6
Intangibles
At-market lease intangibles	53,041	6.2
Above-market lease intangibles	99	3.7
Below-market lease intangibles	(135)	8.1
Above-market ground lease intangibles	(499)	57.6
Below-market ground lease intangibles	3,395	50.8
Total intangibles	55,901
Mortgage notes payable assumed, including fair value adjustments and deferred financing costs	(89,960)
Total	$453,744

The Unaudited Pro Forma Condensed Consolidated Statements of Income adjustments for the six months ended June 30, 2017 and the year ended December 31, 2016 assume that the Atlanta Transaction had been completed on January 1, 2016. The Company’s estimates and valuations included in these Unaudited Pro Forma Condensed Financial Statements are based on estimates and assumptions as of the date of this report.

The unaudited pro forma information set forth below reflects the Company’s historical information, as adjusted to give effect to the following transactions:

•	Completion of the Atlanta Transaction, consisting of 14 medical office buildings for an aggregate purchase price of approximately $542.2 million and closing costs of approximately $1.5 million;

•	Funding one mortgage note receivable totaling $67.0 million at an interest rate of 4.8% that is secured by a property;

•
Assignment of membership interests in two limited liability companies that own and operate two parking garages that directly service three of the buildings that are included in the Atlanta Transaction;

•	Execution of a management agreement to engage Meadows & Ohly as the property manager of 16 medical office buildings currently owned by the Company;

•
Assumption of seven mortgage notes payable totaling $90.8 million ($90.0 million including fair value premium and net of expected deferred financing costs) at a weighted average effective interest rate of 4.0% and a weighted average contractual rate of 4.1%;

•
One-time acquisition costs, included in the Unaudited Pro Forma Condensed Consolidated Balance Sheet, related to the prepayment costs of approximately $1.7 million in connection with the prepayment of two mortgages maturing in 2018;

•
The assumed sale of 7,250,000 shares of common stock at an estimated price of $32.83 per share, equal to the last sale price of the Company's common stock on August 4, 2017, after deducting the underwriting discounts and commissions and other estimated expense of the offering, which is the number required to complete the transaction; and

•
Borrowing approximately $299.0 million ($119.0 million on the unsecured credit facility due 2020 and $180.0 million of debt securities) at an average interest rate of 2.8% and 2.9%, respectively, for the six months ended June 30, 2017 and twelve months ended December 31, 2016.

4)
The Company made certain pro forma adjustments related to the historical revenues and expenses of the Atlanta Portfolio for the six months ended June 30, 2017 and year ended December 31, 2016 in order to derive consolidated pro forma results of operations from continuing operations for the Company for the six months ended June 30, 2017 and year ended December 31, 2016. These pro forma adjustments include, but are not limited to the following:

•
Rental income includes adjustments of $0.7 million and $1.5 million for the six months ended June 30, 2017 and year ended December 31, 2016, respectively. These adjustments include the amortization of certain above- and below-market lease intangibles recorded as part of the acquisitions in accordance with ASC 805 and straight-line rent adjustments resulting from the assumed acquisition date of January 1, 2016.

•
Mortgage interest income includes the funding one mortgage note receivable totaling $67.0 million at an interest rate of 4.8% that is secured by the property totaling $1.6 million and $3.2 million for the six months ended June 30, 2017 and year ended December 31, 2016, respectively.

•	Property operating expense adjustments of $0.4 million and $0.9 million for the six months ended June 30, 2017 and year ended December 31, 2016, respectively. These adjustments include:

•	the amortization of certain above- and below-market lease intangibles recorded as part of the acquisitions in accordance with ASC 805;

•	straight-line rent adjustments resulting from the assumed acquisition date of January 1, 2016; and

•	management fee expense related to the execution of a management agreement to engage Meadows & Ohly as the property manager of 16 medical office buildings currently owned by the Company.

•
Depreciation and amortization expense of $12.6 million and $25.1 million for the six months ended June 30, 2017 and year ended December 31, 2016, respectively. Depreciation and amortization expense based on the Company's allocation of the purchase price to land, building and lease intangibles as required by ASC 805. Depreciation and amortization are calculated on a straight-line basis using the estimated remaining life of the assets. The estimated remaining lives for the buildings and lease intangibles acquired ranged from 2.4 years to 82.9 years.

•
Acquisition interest expense of approximately $1.9 million and $3.8 million for the six months ended June 30, 2017 and year ended December 31, 2016, respectively. These adjustments include the amortization of the debt net premium and deferred financing costs included in interest expense related to mortgage notes payable assumed in the transaction. In accordance with ASC 805, the Company estimated the fair value of the mortgage notes payable, resulting in a net premium less the debt discount relating to deferred financing costs that the Company will amortize to interest expense through the respective mortgage notes payable maturity dates through 2024.

•
Financing interest expense includes the expected interest incurred of approximately $4.4 million and $8.3 million for the six months ended June 30, 2017 and the year ended December 31, 2016, respectively, due to additional borrowings of approximately $299.0 million at an average rate of 2.8% and 2.9% for the six months ended June 30, 2017 and twelve months ended December 31, 2016, respectively.

•
Interest and other income includes $0.1 million and $0.3 million for the six months ended June 30, 2017 and the year ended December 31, 2016, respectively, due to the assignment of membership interests in two limited liability companies that own and operate two parking garages that directly service three of the buildings that are included in the Atlanta Transaction.

•
Weighted average number of shares of common stock outstanding and net income attributable to common shareholders per share of common stock are adjusted to reflect the issuance of 7,250,000 shares of common stock required to consummate the transaction and assume that the shares were outstanding from January 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
	By:	/s/ J. Christopher Douglas J. Christopher Douglas Executive Vice President and Chief Financial Officer
Date: August 8, 2017

Exhibit Index
2.1    Master Transaction Agreement, dated as of August 8, 2017, by and among Meadows & Ohly, LLC and its affiliated entities listed in the Agreement as sellers and Healthcare Realty Trust Incorporated, as purchaser.
2.2    That certain Purchase and Sale Agreement dated as of August 8, 2017 by and between Kennestone Outpatient Pavilion, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
23.1     Consent of Independent Registered Public Accounting Firm.
99.1    Press release announcing the Atlanta Transaction, issued August 8, 2017.

Schedule of Omitted Exhibits
The following exhibits are omitted from this filing in accordance with Item 601 of Regulation S-K. The agreements in this schedule are substantially identical to Exhibit 2.2 in all material respects.
1.Purchase and Sale Agreement dated as of August 8, 2017 by and between Kennestone Cancer Center, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
2.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Kennestone Physicians Center I, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
3.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Kennestone Physicians Center II, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
4.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Douglas Physicians Center, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
5.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Douglas Physicians Center II, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
6.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Paulding Physicians Center, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
7.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Paulding Outpatient Pavilion, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
8.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Vinings Health Park, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
9.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Piedmont Physicians Plaza, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
10.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Piedmont Medical Plaza, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
11.    Purchase and Sale Agreement dated as of August 8, 2017 by and between 340 Exchange Boulevard, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
12.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Gwinnett 500 Building, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
13.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Gwinnett Physicians Center, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.
14.    Purchase and Sale Agreement dated as of August 8, 2017 by and between Hudgens Professional Building, L.P., as seller and Healthcare Realty Trust Incorporated, as purchaser.